Exhibit 99.1

Bottomline Technologies Reports Record Third Quarter Results

Record Revenue and Orders Highlight Quarter

PORTSMOUTH, N.H. – May 2, 2013 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and banking solutions, today reported financial results for the third quarter ended March 31, 2013.

Revenues for the third quarter were $64.4 million, an increase of $9.1 million, or 17%, from the third quarter of last year. Subscription and transaction revenues, which are primarily related to the company’s banking, legal spend management and Paymode-X® cloud-based applications, increased 41% from the third quarter of last year to $28.7 million.

Gross margin for the third quarter was $34.2 million, an increase of $4.9 million from the third quarter of last year. Net loss for the third quarter was $3.6 million, or net loss per share of $0.10.

Core net income for the third quarter was $11.6 million, an increase of $4.3 million from the third quarter of last year. Core net income excludes acquisition-related expenses (including amortization of intangible assets) of $8.3 million, restructuring expenses of $0.1 million, equity-based compensation of $4.6 million and non-core charges of $2.2 million associated with the convertible notes we issued in December 2012. Core earnings per share was $0.32, an increase from $0.21 a year ago.

“We had an excellent quarter with record financial results and the continued advancement of our strategic plan,” said Rob Eberle, President and CEO of Bottomline Technologies. “Strong customer demand drove orders to over $93 million validating the competitive position of our product set and sales execution of our team. With our continued focus on cloud-based solutions as the key growth drivers of our business, we are well positioned to conclude a record setting year and drive long-term growth for our company and shareholders.”

Revenues for the nine months ended March 31, 2013 increased 16% to $189.7 million as compared with $162.9 million last year. Subscription and transaction revenues increased 54% to $87.7 million in the nine months ended March 31, 2013. Net loss for the nine months ended March 31, 2013 was $10.6 million, or $0.30 per share.

Core net income for the nine months ended March 31, 2013 was $33.9 million, an increase of $8.2 million from last year. Core net income excludes acquisition-related expenses (including amortization of intangible assets) of $22.1 million, restructuring expenses of $1.2 million, equity-based compensation of $13.5 million and non-core charges of $7.7 million associated with the convertible notes we issued in December 2012. Core earnings per share was $0.94 as compared to $0.73 in the prior year period.

Third Quarter Customer Highlights

•

Chosen by six regional banks in the U.S. for digital channel solutions and online cash management services that will improve their ability to compete, win and grow in the small business and commercial banking markets. In addition, two global banks have extended their commitment to Bottomline for long-term partnerships that expand existing relationships.

•

Leading organizations, such as ASR Corporation, Blue Cross Blue Shield of Alabama, Continental Resources, Employers Insurance Company of Nevada, Environment Agency (UK), Ethan Allen, Everest National Insurance Company, Merlin Entertainments Group Ltd, Royal London Plus, Suffolk County Council and Tufts Associated Health Plans, chose Bottomline’s payment automation solutions.

•

Chosen by or expanded relationships with 11 leading insurers, including American Integrity Insurance Group, American Modern Insurance Group, Auto Club Group Insurance Association, Celina Insurance Group, Endurance Specialty Insurance, Munich Re America, New Jersey Manufacturers Insurance Co, Palm Insure and Riverport Insurance Company to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Selected for Bottomline’s leading SWIFT Access Service by customers such as Corporate Partners LTD, easyJet Plc, National Grid and World First UK Limited.

•

Deepened relationships in the healthcare vertical with customers such as Platte Valley Medical Center, Northeast Alabama Regional Medical Center, Southern Illinois Healthcare, St. Luke’s Regional Medical Center and Stormont-Vail Regional Health.

Third Quarter Strategic Corporate Highlights

•

Announced a global partnership with The Royal Bank of Scotland (RBS) and RBS Citizens, N.A. to expand the banks’ treasury management offerings with Bottomline’s Paymode-X settlement network. The strategic selection allows the banks to offer the Paymode-X payables solution to its corporate customers to enable them to convert paper-based payments into electronic payments quickly and easily.

•	Recognized at the 2013 UK Customer Satisfaction Awards with the ‘Customer Service Leadership’ award for delivering excellent and innovative service to our customers

•	Announced the general availability of newest releases of the company’s flagship mobile and on-demand document automation solutions for healthcare organizations.

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Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income and core earnings per share are non-GAAP financial measures. These non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition-related expenses (including acquisition-related earn-outs), restructuring related costs and non-core charges associated with the convertible notes we issued in December 2012. Non-core charges associated with our convertible notes consist of non-cash interest expense as well as gains or losses on derivative instruments arising from the notes. Acquisition-related expenses include legal and professional fees and other transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other charges we incur as a direct result of our acquisition and integration efforts. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets, and in communications with our board of directors in respect of financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three and nine months ended March 31, 2013 and 2012 is as follows:

	Three Months Ended March 31, (in thousands)		Nine Months Ended March 31, (in thousands)
	2013	2012	2013	2012
GAAP net income (loss)	$(3,559)	$(1,332)	$(10,581)	$2,873
Amortization of intangible assets	5,162	3,734	14,675	11,051
Equity-based compensation	4,591	3,719	13,532	10,257
Acquisition-related expenses	3,165	706	7,445	1,007
Restructuring expenses	62	509	1,192	560
Net (gain) loss on derivative instruments	(482)	—	4,435	—
Non-cash interest expense	2,695	—	3,242	—

Core net income	$11,634	$7,336	$33,940	$25,748

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About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides cloud-based payment, invoice and banking solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust Bottomline to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to drive long term growth for the company. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2012 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenues:
Subscriptions and transactions	$28,749	$20,374
Software licenses	7,048	4,158
Service and maintenance	26,809	28,876
Equipment and supplies	1,838	1,908

Total revenues	64,444	55,316

Cost of revenues:
Subscriptions and transactions	16,851	10,571
Software licenses	952	656
Service and maintenance	11,081	13,264
Equipment and supplies	1,383	1,514

Total cost of revenues	30,267	26,005

Gross profit	34,177	29,311

Operating expenses:
Sales and marketing	16,215	12,536
Product development and engineering	8,454	7,496
General and administrative	6,554	5,660
Amortization of intangible assets	5,162	3,734

Total operating expenses	36,385	29,426

Loss from operations	(2,208)	(115)

Other income (expense), net	(2,652)	119

Income (loss) before income taxes	(4,860)	4
Provision (benefit) for income taxes	(1,301)	1,336

Net loss	$(3,559)	$(1,332)

Basic net loss per share attributable to common stockholders	$(0.10)	$(0.04)

Diluted net loss per share attributable to common stockholders	$(0.10)	$(0.04)

Shares used in computing basic net loss per share:	35,644	34,460
Shares used in computing diluted net loss per share:	35,644	34,460

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses, stock compensation expense and non-core charges associated with our convertible notes):(1)

Core net income	$11,634	$7,336

Diluted core net income per share(2)	$0.32	$0.21

1)

Core net income excludes charges for amortization of intangible assets of $5,162 and $3,734, acquisition-related expenses of $3,165 and $706, restructuring expenses of $62 and $509, equity-based compensation of $4,591 and $3,719 and non-core charges associated with our convertible notes of $2,213 and zero for the three months ended March 31, 2013 and 2012, respectively.

2)	Shares used in computing diluted core earnings per share were 36,503 and 35,607 for the three months ended March 31, 2013 and 2012, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2013	2012
Revenues:
Subscriptions and transactions	$87,657	$57,022
Software licenses	17,216	12,593
Service and maintenance	78,999	87,392
Equipment and supplies	5,870	5,879

Total revenues	189,742	162,886

Cost of revenues:
Subscriptions and transactions	47,075	28,576
Software licenses	1,978	1,620
Service and maintenance	35,352	38,663
Equipment and supplies	4,445	4,650

Total cost of revenues	88,850	73,509

Gross profit	100,892	89,377

Operating expenses:
Sales and marketing	46,643	35,503
Product development and engineering	25,186	19,360
General and administrative	19,582	15,505
Amortization of intangible assets	14,675	11,051

Total operating expenses	106,086	81,419

Income (loss) from operations	(5,194)	7,958

Other income (expense), net	(8,108)	34

Income (loss) before income taxes	(13,302)	7,992
Provision (benefit) for income taxes	(2,721)	5,119

Net income (loss)	$(10,581)	$2,873

Basic net income (loss) per share attributable to common stockholders	$(0.30)	$0.08

Diluted net income (loss) per share attributable to common stockholders	$(0.30)	$0.08

Shares used in computing basic net income (loss) per share:	35,279	34,110
Shares used in computing diluted net income (loss) per share:	35,279	35,179

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses, stock compensation expense and non-core charges associated with our convertible notes):(1)

Core net income	$33,940	$25,748

Diluted core net income per share(2)	$0.94	$0.73

1)

Core net income excludes charges for amortization of intangible assets of $14,675 and $11,051, acquisition-related expenses of $7,445 and $1,007, restructuring expenses of $1,192 and $560, equity-based compensation of $13,532 and $10,257 and non-core charges associated with our convertible notes of $7,677 and zero for the nine months ended March 31, 2013 and 2012, respectively.

2)	Shares used in computing diluted core earnings per share were 36,081 and 35,179 for the nine months ended March 31, 2013 and 2012, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2013	June 30, 2012

Assets
Current assets:
Cash, cash equivalents and short-term investments	$284,036	$124,862
Accounts receivable	46,978	45,344
Other current assets	14,687	15,465

Total current assets	345,701	185,671

Property and equipment, net	22,865	19,756
Intangible assets, net	196,809	177,941
Other assets	15,528	9,003

Total assets	$580,903	$392,371

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,752	$8,841
Accrued expenses	17,533	17,170
Deferred revenue	46,312	41,304

Total current liabilities	72,597	67,315

Convertible senior notes	136,140	—
Deferred revenue, non-current	7,572	7,072
Deferred income taxes	5,813	1,641
Other liabilities	3,246	2,157

Total liabilities	225,368	78,185

Stockholders’ equity
Common stock	38	37
Additional paid-in-capital	493,938	438,732
Accumulated other comprehensive loss	(10,244)	(6,564)
Treasury stock	(21,888)	(22,291)
Accumulated deficit	(106,309)	(95,728)

Total stockholders’ equity	355,535	314,186

Total liabilities and stockholders’ equity	$580,903	$392,371